Exhibit 10.3

                                 PROMISSORY NOTE


$211,000                                                        December 3, 2001
                                                                     Provo, Utah


         FOR VALUE RECEIVED, the undersigned, Electric Aquagenics Unlimited, Inc. a Delaware corporation ("Maker"), promises to pay to the order of Red Rock Bridge Fund, LLC, a Nevada limited liability company, and its successors and assigns ("Holder"), at such place within the United States as Holder may designate to Maker in writing from time to time, the principal sum of TWO HUNDRED ELEVEN THOUSAND DOLLARS ($211,000), together with interest thereon from the date of disbursement until paid and other amounts as provided herein.

         1. Interest and Payments.

                  1.1. Interest Rate. Maker promises to pay interest from and including December 3, 2001 through and including the Maturity Date, as defined below, on the unpaid principal balance of this Note at the rate of twelve percent (12.00%) compounded annually (the "Note Rate"). Upon the occurrence of an event of default under this Note, the unpaid principal amount shall immediately and without notice bear interest at the per annum rate of 5% plus the Note Rate. The Maturity Date for purposes of this Note shall be June 3, 2002, unless this Note is converted into Maker Stock of Maker as provided below, in which case the Maturity Date shall be the effective date of such conversion. The time period beginning on the date first set forth above and ending on the Maturity Date is referred to herein as the term hereof.

                  1.2. Interest Payments. Interest accruing hereon shall be paid on or before the Maturity Date. Any unpaid interest shall be added to the principal balance on the date such interest is due and shall be subject to the interest rate set out in Paragraph 1.1.

                  1.3. Origination Fee. Maker shall pay to Holder an origination fee of 5% ($10,550) upon execution of this Note.

                   1.4. Principal Repayment. The principal amount of this Note shall be due and payable in full in a lump sum payment on the Maturity Date unless this Note is converted into Maker Stock of Maker as provided below, in which case the conversion shall be deemed to constitute payment in full of all principal and interest owed Holder under this Note without any further payment or action by Maker. To the extent that all other amounts owed Maker under this Note have not been paid in full or deemed paid in full by the Maturity Date, all such other amounts owed hereunder shall also be due and payable on the Maturity Date, without necessity of Holder's making demand therefor. Notwithstanding the foregoing and upon the written approval of Holder, Maker may extend principal repayment for up to two consecutive three month periods in exchange for the issuance by Maker of an additional 52,750 shares of Maker's common stock, per three month extension, at the price of $0.01 per share. The interest rate set out in Paragraph 1.1. shall continue during the three month extension(s).

                   1.5. Conversion to Maker Stock. At any time after the date hereof until the Maturity Date, this Note shall, at the election of Holder, be convertible, pro rata, into all classes of Maker's Preferred Stock and Common Stock ("Maker Stock"). If the Holder elects to exercise its option to convert this Note to Maker Stock, Holder shall provide written notice of its election to Maker, and shall surrender this Note to Maker. Maker shall then immediately convert the outstanding principal amount of this Note (together with all accrued and unpaid interest) at the rate of $1.00 per share of Maker Stock. Such shares of Maker Stock shall be duly and validly issued, fully paid and nonassessable and shall have the same rights and preferences as those of the other purchasers of the Maker Stock of Maker.

                  1.6. Place and Time of Payment. All payments specified herein shall be deemed made when actually received by Holder. All payments shall be made to Holder 1464 W. 40 S. Suite #100, Lindon, UT 84042-1629, and shall be made without offset and without prior notice or demand.

                  1.7. Form and Application of Payments. Payments shall be in lawful money of the United States of America and when received by Holder shall be applied first to cost or fees incurred in the collection of this note, second to accrued interest, third upon the portion of the principal balance then dues, if any, and fourth as a principal payment.

                  1.8. Prepayment. Subject to Holder's unilateral right to convert the principal and interest of this Note into Maker Stock, this Note may be prepaid in whole or in part at any time or from time to time without premium or penalty.

         2. Default. Time is of the essence of this Note. A default shall occur if:

                  2.1. Failure to Make Payments. Maker fails to make any payment under this Note on the date due.

                  2.2. Other Failures. Maker fails to perform any other obligation contained in this Note or breaches any covenant contained in any instrument securing payment hereof within ten days after notice from Holder specifying the nature of the default.

                   2.3. Bankruptcy. Maker becomes insolvent, a receiver is appointed to take possession of all or a substantial part of Maker's properties, Maker makes an assignment for the benefit of creditors or files a voluntary petition in bankruptcy or Maker is the subject of an involuntary petition in bankruptcy that is not dismissed within 60 days. For purposes of this Section 2.3, the term "Maker," as used herein, shall be deemed to include each person or entity who is a maker, co-maker or guarantor of this Note, and (c) if this Note is secured by a pledge of any other obligation, the term "Maker," as used herein, includes any party obligated on such other promissory note or other obligation or any guaranty or letter of assurances in connection therewith.

         3. Remedies. In the event of a default, Holder, at its option, may take any one or more of the following steps:

                  3.1. Acceleration. Declare the entire unpaid principal balance of the debt evidenced hereby, and all interest on such debt and all other costs and expenses evidenced hereby, to be immediately due and payable, notwithstanding any other provision hereof.

                   3.2. Other Remedies. Pursue any other right or remedy provided herein or in any other agreements between Maker and Holder or otherwise allowed by law. Holder may pursue any such rights or remedies singly, together or successively. Exercise of any such right or remedy shall not be deemed an election of remedies. Failure to exercise any right or remedy shall not be deemed a waiver of any existing or subsequent default nor a waiver of any such right or remedy.

         4. Attorney Fees and Collection Costs. In the event of any default under this Note, or in the event that any dispute arises relating to the interpretation, enforcement or performance of this Note, holder shall be entitled to collect from Maker on demand all fees and expenses incurred in connection therewith, including but not limited to fees of attorneys, accountants, appraisers, environmental inspectors, consultants, expert witnesses, arbitrators, mediators and court reporters. Without limiting the generality of the foregoing, Maker shall pay all such costs and expenses incurred in connection with: (a) arbitration or other alternative dispute resolution proceedings, trial court actions and appeals; (b) bankruptcy or other insolvency proceedings of Maker, any guarantor or other party liable for any of the obligations of this Note or any party having any interest in any security for any of the those obligations; (c) judicial or nonjudicial foreclosure on, or appointment of a receiver for, any property securing this Note; (d) post-judgment collection proceedings; (e) claims, counterclaims, cross-claims and defenses asserted in any of the foregoing whether or not they arise out of or are related to this Note or any security for this Note; (f) all preparation for any of the foregoing; and (g) all settlement negotiations with respect to any of the foregoing.

         5. Governing Law, Severability.

                  5.1. Governing Law. This Note has been executed under and shall be construed and enforced in accordance with the laws of the State of Utah.

                  5.2. Severability. If any provision of this Note is found by a court of competent jurisdiction to be invalid or unenforceable as written, then the parties intend and desire that (a) such provision be enforceable to the full extent permitted by law and (b) the invalidity or unenforceability of such provision shall not affect the validity and enforceability of the remainder of this Note.

         6. Amendment. This Note may not be amended, modified or changed, nor shall any provision hereof be deemed waived, except only by an instrument in writing signed by the party against whom enforcement of any such waiver, amendment, change or modification is sought.

         7. Waivers: Joint and Several Liability. Maker and all other persons liable on this Note, without affecting their liability hereunder, hereby (a) waive diligence, presentment, protest and demand, (b) waive notice of protest, of demand, of nonpayment, of dishonor and of maturity and (c) consent to any extension or alteration of the time or terms of payment hereof, any and all renewals, extensions or modifications of the terms hereof, any release of all or any part of any security that may be given for the payment hereof, any acceptance of additional security of any kind and any release of or resort to any party liable for payment hereof, any of which may be made without notice to any of said parties. All such parties agree that they each shall be jointly and severally liable for full payment of this Note and agree to pay the full amount of the principal and interest of the indebtedness evidenced hereby. Unless and to the extent otherwise limited by the express terms of this Note and agree to pay the full amount of the principal and interest of the indebtedness evidenced hereby. Unless and to the extent otherwise limited by the express terms of this Note, this Note is executed with recourse against the individual assets of all persons liable hereunder and against the separate properties and marital community estates of all persons who are personally liable on this Note and the marital community estates of such persons' spouses.

         8. Binding Agreement. This Note shall be binding upon the successors and assigns of Maker.

         9. Security. This Note is secured by the attached Security Agreement executed herewith.

         10. Warranties. Maker warrants and represents to Holder that the proceeds of the loan evidenced hereby will be used for commercial purposes and will not be used for personal, consumer, residential or household purposes.

         11. Construction. This Note and the other documents related hereto have been reviewed and negotiated by Maker and any other parties thereto with the benefit of or the opportunity to seek the assistance of legal counsel and shall not be construed against any party by presumption. The titles and captions contained in this Note are inserted for convenience and shall not be deemed to define, limit, extend or modify any provision of this Note. All references to Holder herein shall include any successor or assign of Holder.

          This Note has been executed as of December 3, 2001.

                                           Electric Aquagenics Unlimited, Inc.


                                           By:  /s/ Gaylord Karren
                                               -------------------------------
                                                Gaylord Karren, C.E.O.